AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 2008
REGISTRATION NO. 333- 147932

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, as amended

GEN2MEDIA CORPORATION
(Name of small business issuer in its charter)

Nevada	7370	26-1358844
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Address and telephone number of principal executive offices)

2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
(Address of principal place of business or intended
principal place of business)

Mary A. Spio, Chief Executive Officer
2295 S. Hiawassee Rd.
Suite 414
Orlando, FL  32835
 (Name, address and telephone number of agent for service )

Copies to:
Marc Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Fl.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

Registrant's telephone number:  310-770-1693

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock offered by our Selling Stockholders (2)	5,226,500	$0.50	$2,613,250	$80.74	(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.

(2) The selling shareholders will offer their shares at $.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

 (3) The Company previously paid $226.00 as filing fees in connection with this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION,  JULY 8, 2008

GEN2MEDIA CORPORATION

5,226,500 Shares of
Common Stock

The Selling shareholders are offering up to 5,226,500 shares of common stock. The selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 8, 2008 .

TABLE OF CONTENTS

SUMMARY INFORMATION	5

RISK FACTORS	7

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13

LEGAL PROCEEDINGS	19

EXECUTIVE COMPENSATION	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23

DESCRIPTION OF SECURITIES	24

SELLING SHAREHOLDERS	24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	26

PLAN OF DISTRIBUTION	27

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28

INTEREST OF NAMED EXPERTS	29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30

FINANCIAL STATEMENTS	F-4

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Gen2Media", "Company", "we," "us," or "our" refer to GEN2Media Corporation.

Organization

GEN2Media Corporation is a Nevada Corporation with one operating subsidiary, E360, LLC, which is a Limited Liability Company organized under the laws of the State of Florida (“E360”). The Company was formed on May 1, 2007 under the laws of the State of Nevada, and its subsidiary E360 was formed on July 21, 2006 by filing Articles of Organization with the Secretary of State of the State of Florida.

The Company, through E360, owns a patent-pending technology for the display of online video. The Company operates a website, E360live.com, which allows consumers to watch, download or own, in a library format, music videos, television shows or feature films. E360live.com, and its contents, is not a part of this prospectus and investors should not rely on information found in E360live.com in making their investment decisions.

E360 is not a wholly owned subsidiary of the Company, since 5% of that entity is owned by third parties. On May 1, 2007, 95% of E360  was acquired by GEN2Media in exchange for 32, 500,000 shares of common stock of the Company issued to Mary Spio, Mark Argenti and Ian McDaniel, each receiving 10,833,333 shares of the Company’s common stock.

We are a development stage business and have had limited revenues since our formation. There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 7.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

Business

E360live.com (“E360Live”), operated by E360, is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to numerous channels of digital-quality video that is transmitted directly to the subscriber via the Internet at anytime and to any mobile device capable of receiving Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 Music Videos, Television Shows, Movies, Sports, Events, Concerts, and Exclusives. Through proprietary technologies; the E360Live platform can be licensed to service providers or used directly by End-Users. E360Live is the alternative to satellite, terrestrial and cable transmission.

Content contained on the company’s website, and delivered by the company to its business clients, will include programming such as music videos, television shows, films, documentaries, sporting events and concerts.  The content will be middle market content-professionally produced media that would not necessarily be found on national or cable networks or in large, commercial movie theatres.  While most of this programming will be provided by vendors (i.e. extreme sports programming, independent film makers, etc.), the company has the capability to produce original content within its own facilities utilizing the company’s equipment and personnel.  An example of such original content is currently available, as of the date of the filing of this registration statement, on the site-a behind the scenes documentary following a day in the life of a professional athlete and a musician, as each prepare for their performances. Our website is not deemed to be a part of this prospectus.

The Company pays a monthly subscription fee of $105.44 for the music video content to be delivered to it. The Company also pays annual licensing fees that will fluctuate depending on the volume of viewers for its products for each licensing agency.  Last year’s fees totaled $1,568.61.  The Company expects these fees will increase dramatically as the company’s activities increase.

As full-service marketers of entertainment and lifestyle products, we have provided marketing and technology for leading entertainment retailers. Our core competency is helping our partners and clients gain exposure within their target demographic, and enabling access to 'hard to reach' niche markets through our partnerships with traditional retailers, Internet retailers and a variety of multifaceted marketing and promotions outlets.

E360Live’s proprietary video automation system was initially developed for use by touring artists and has been in use by some of the largest names in entertainment.

 Our address is 2295 S. Hiawassee Rd., Suite 414, Orlando, FL 32835 and our telephone number is 310-770-1693

Recent Developments

The Company previously sold or issued an aggregate of 14,695,000 shares (“the Shares”) in a private placement (the “Private Placement”) or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received an aggregate of 4,000,000 shares, consisting of 2,000,000 shares of common stock and 2,000,000 options, under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

The Offering

Common stock outstanding before the offering	49,131,987

Common stock offered by selling stockholders
Up to 5,226,500 shares.

The maximum number of shares to be sold by  the selling stockholders, 5,226,500 represents 10 % of our current outstanding stock.

The selling stockholders will offer their shares at $.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this annotation, thereafter at prevailing market prices or privately negotiated prices .

Common stock to be outstanding after the offering	Up to 49,131,987 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 49,131,987 shares of common stock outstanding as of May 15, 2008.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment..

Risks Related to Our Business and Industry

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability toobtain future financing.

Our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern, As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required.  Further, any financing we do obtain may be on less favorable terms..  Moreover, if the Company should fail to continue as a going concern, there is a risk of total loss of any monies invested in the Company, and it is  also possible that , in such event, our shares, including those registered hereby would be of little or no value.

We have a limited operating history upon which to base an investment decision ..

We were formed in May 2007 and have only recently launched E360Live. We have a limited operating history as a company.  As a result, there is very limited historical performance upon which to evaluate our prospects for achieving our business objectives.  Our prospects must be considered in light of the risks, difficulties and uncertainties frequently encountered by development stage entities.

We will need significant additional capital, which we may be unable to obtain ..

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company.  In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements. Additionally, we have not been legally able to undertake any financing efforts, other than some short term debt financing effort, while our Registration is pending.

We face significant competition from other social networking sites which may cause a significant decline in user traffic or in the size of our network .

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. These sites may also have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company’s network. Any such decline could negatively affect our revenues.

We are dependent upon our Managers for the operating of the Company .

The Company is dependent upon the services of its management to determine and implement the overall focus and strategy of the Company.  Furthermore, the Company is dependent upon the Managers to oversee the operations of GEN2MEDIA.  The Managers have little or no experience establishing strategy or providing oversight to manage an online video distribution website or licensing business. Thus, there can be no assurance that the Managers’ experience will be sufficient to successfully achieve the business objectives of the Company.  All decisions regarding the management of the Company’s affairs will be made exclusively by the Officers and Directors of the Company.  In the event these persons are ineffective, the Company’s business and results of operation would likely be adversely affected.

Our inability to attain and protect intellectual property rights could reduce the value of our products, services and brand.

Potential trademarks, trade secrets, copyrights and other intellectual property rights may be important assets for us. Various events outside of our control pose a threat to our ability to attain or protect intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our ability to attain or protect our intellectual property rights could harm our business or our ability to compete. Also, protecting intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our future intellectual property could make it more expensive to do business and harm our operating results.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Item 1A, Risk Factors, and the following factors may affect our operating results:

•	Our ability to continue to attract users to our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web sites.

•	Our ability to attract advertisers to our program.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.

We have no certainty as to the availability and terms of future financing ..

We expect that we will be required to seek additional financing in the future.  We cannot be sure that such financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of a  shareholders’ interest in the Company.  If we cannot obtain financing when we need or on terms that are commercially reasonable to us, we will not be able to pursue our business plan as we currently anticipate.  See “Use of Proceeds,” “Plans of Operations,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operation” and “Projections.”

We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than any that E360, LLC currently have or will develop in the future.

We rely on E360 to successfully develop and market new and existing products.

We cannot be sure these products will be commercially viable. Likewise, we have no assurances that E360 will be able to expand upon their current product offerings of that any such expansion will result in revenues to the company.

Shareholders will have limited or no input on any investment or management decisions.

The officers and directors of the Company control a majority of the stock of the Company, and the Company will be managed by the Officers and by the Board. Very few matters will be submitted to Shareholder vote, and if so submitted, the Officers can control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in the management of the Company. Accordingly, no prospective investor should purchase any Shares unless it is willing to entrust all aspects of our business and operations to the current Officers and Board of the Company.

Risks Related to this Offering ..

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus .

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder .

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction .

There is presently no market for the shares, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of the shares within the near future. Therefore ,  the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

For more information about penny stocks, please visit http://www.sec.gov/answers/penny.htm

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Background

We were incorporated in May 2007 in the State of Nevada for the purpose of engaging in the digital television services industry by providing multi-channel video programming. Our initial principal services product is our E360Live Network, which provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via the Internet. We are a development stage company and, to date, we have not sold any products or generated any revenues.

Plan of Operation and Financing Needs

The Company has sustained operating losses and its cash needs extend beyond its current resources. Subsequent to June 30, 2007, the Company has exhausted most of its liquidity. In addition, the Company does not have a reliable source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern

To date we have generated limited revenues however, we expect to begin to realize significant revenue beginning in June 2008.   However, because many of our current and pending contracts are speculative in nature, ie. they are based on revenue share agreements, there can be no assurance that such revenues will actually occur, or that if they occur they will be sufficient to cover the ongoing expenses of the Company. In March, 2008, we began providing our product and services to initial customers, and we entered into two separate written contracts with a customer named The 240 Club, which is an exclusive luxury lifestyle and vacation club. Our agreements, which are to provide branding and imaging, video production and website development, call for total cash payments of $52,000 between March and July 2008, including an upfront fee of $15,000 which has been collected by the Company, monthly payments, and other payments as additional services are provided. In addition, we expect to generate revenues from a number of sources such as advertising revenue from E360live.com, as well through the delivery of our content, platform and technology to corporate clients and partners. In May, 2008, we launched a program with Emmis Communications, the owner of Hot97, the “home of hip-hop” radio based in New York City. We provide our player, content and delivery for Hot97 TV, which can be seen on Hot97.com/TV. We have a revenue share agreement with Emmis that we expect to begin generating  revenues by July 2008, as advertising is sold on the site by Emmis. Our written agreement with Emmis is renewable in six month increments.  We have entered into a binding written agreement with Coca Cola for the production and delivery of content, via our media player, to their website.  The Company has performed all of its work under said contract, and  delivered the final product to this client on June 11, 2008, and is due to be  paid in July, 2008 from this contract. The total amount of this contract with Coca Cola was $175,000 .  The contract with Coca Cola was for a one time delivery of product and service, and is not a recurring contract, and the Company does not currently have any additional pending business with Coca Cola.  The Emmis agreement and the one-time Coca Cola  contract should create sufficient revenue to cover the Company’s operating costs for June, July and August, 2008. Thereafter, as other revenue sharing contracts, such as Emmis, and other mentioned below begin to generate ongoing revenues, we believe that there will be sufficient revenue to sustain the Company’s operations.   In addition to the above, we have pending agreements with Microsoft, for the delivery of our content on the XBoxLive Network, Stanton Technologies for the delivery of our content, via live stream, to wireless customers in the United Arab Emirates. We expect these contracts, once in place an implemented, to provide substantial revenue and profit to the Company.  We will either receive flat guaranteed fee for these services, such as in the case of  the 240 Club, or revenue share agreements, such as in the case of Microsoft, Stanton and Hot 97. , However, there is no assurance that these contracts will be executed and if so, there can be no assurance that the revenue from these contracts will be sufficient to sustain the Company, or cover the it’s operating expenses beyond August, 2008.   Although certain of these agreements are guaranteed, and product delivered and payment collected or due, and although we also believe that the agreements with Microsoft, Stanton and others, as well as the advertising and other fees associated with the E360live.com consumer site will generate substantial revenue and profit for the Company, there can be no assurance that those contracts will result in sufficient revenue and profit, and there is risk inherent in the revenue share agreements, because we cannot accurately predict how much revenue will result from those partnerships, as we do not know how much traffic and thus advertising revenue will result until those contracts are signed and those programs are launched. Additionally, because certain things, like renewal of the Emmis agreement, are beyond our control, there can be no assurance that we will continue to receive revenue from this contract beyond the initial term, even if it generates revenues. Finally, certain contracts, like the contract with Coca Cola, are often for a one time service or product delivery, and are not ongoing contracts, and cannot rely on ongoing revenues from those types of contracts.

From May 19, 2007 through November 16, 2007, we engaged in a Private Placement in the aggregate amount of $999,500 which included up to 10,000,000 shares of the Company’s common stock at $.10 per share. This financing allowed us to launch our initial website E360live.com, and to begin marketing our technology and platform to corporate clients.

As described more fully elsewhere in this registration statement, the Company procured a 12% interest only bridge loan (the “Loan”) from three parties, including related parties, in April 2008, for an aggregate amount of $75,000. The Loan is secured by all the assets of the Company and its subsidiary, and personally guaranteed by the three officers of the Company. The loan is due on April 1, 2009, and may be prepaid at any time without penalty. The Company believes that as a result of the procurement of the Loan, the Company will have sufficient capital until it generates revenues from the various contracts, which management anticipates occurring approximately in May or June, 2008.

As of the date of the filing of this registration statement, there is no expected purchase or sale of plant or significant equipment in the next 12 months. There are no planned significant changes in the number of employees over the next 12 months; however, if a contract that requires significant staff increases is presented and executed, it may be necessary to hire additional employees.

Results of Operations for the Nine Months Ended March 31, 2008 and 2007

For the nine months ended March 31, 2008, we had revenues of $66,871.  Our sources of revenue were derived from bank interest and the development of a website for, an advertising agency. We incurred operating expenses of $1,361,694 and loss applicable to minority interest was $64,742.  As a result, for the nine months ended March 31, 2008, we incurred a net loss of $1,230,081.

Of this, expenses included $9,976 in depreciation, $101,575 in amortization, advertising of $43,752, professional fees of $246,312 and rent of $43,249.  From inception until March 2008, the Company was  in the development stage and was  focused primarily on its technology and raising capital, however, began generating revenue in March 2008 from it’s products and services ..

For the nine months ended March 31, 2007, we had no revenues.  During this period, our operations were mainly funded by loans from related parties, as is disclosed in the section Certain Relationships and Related Transactions herein.  We incurred operating expenses of $61,830.  As a result, for the nine months ended March 31, 2007, we incurred a net loss of $61,830.

When comparing the two above mentioned periods, there is a large difference in the results of operations.  We began operations during 2006 and were still in the starting phases of our business while being funded by related party loans.  Once we began receiving infusions of capital, we were able to accelerate product development.

Results of Operations for the period from inception through June 30, 2007

For the period from inception through June 30, 2007, we had no revenues.  We incurred operating expenses of $644,034 and loss applicable to minority interest was $21,449.  As a result, for the period from inception through June 30, 2007, we incurred a net loss of $622,585.  During this period, funding for our operations was derived mainly from proceeds of common stock issuance, loans from related parties and contributions from the minority interest.

Liquidity and Capital Resources

At March 31, 2008, we had liabilities of $385,765, including $140,329 of general is accounts payable, and $166,809 is due to related parties.  The amounts due to related parties do not have a due date or are subject to interest, since the owners of these companies are also the officers of Gen2Media.  These loans are only due when the board of directors determines that funds are available for repayment.  There are no written agreements relative to this $166,809 due to related parties.

The Company has sustained operating losses and its cash needs extend beyond its current resources. Subsequent to June 30, 2007, the Company has exhausted most of its liquidity. In addition, the Company does not have a reliable consistent source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern.

As previously discussed, because the Company’s technology and website are already fully developed and launched, the Company is able to now operate at a relatively low cost due to the fact that the principal sales personnel are commissioned-based, and therefore the Company can operate on approximately $60,000 per month.

The Company began to realize revenues in March 2008, as clients began to utilize and pay for product and services, and the Company determined that approximately $75,000 to $100,000 of additional funding was necessary to bridge the Company to the larger revenue contracts that were due to begin in June 2008.

As disclosed above, the Company procured a bridge loan (the “Loan”) from three separate parties, including related parties, in April 2008, for an aggregate amount of $75,000. The Loan is a term-loan, secured by the assets of the Company and its subsidiary, and personally guaranteed by three officers of the Company. Interest only payments are to be made under the loan on a monthly basis. The loan is payable at the rate of 12% per annum, and is due on April 1, 2009. The loan may be prepaid at any time without penalty. Please see the section Certain Relationships and Related Party Transactions for further information.

The Company believes that, as a result of this bridge loan, and with certain revenues received from the sale and delivery of its products to clients in May, and June, 2008 there will be sufficient capital to meet operating needs, however, there can be no assurance that the contracts that the Company is relying on will generate sufficient revenue to meet its operating needs, and therefore, there is a risk that the Company will not have sufficient capital or liquidity in the future, if these contracts do not come to fruition, or do not generate the revenue the Company anticipates.. If these contracts do not generate the anticipated revenue, it is likely the Company will not have sufficient liquidity or capital resources to sustain itself without additional loans or financing, and there is no assurance that additional loans or financings will be available to the Company, and on acceptable terms.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the nine months ended March 31, 2008, was $43,752.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended December 31 , 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment , which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The adoption of SFAS 155 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adopotion of this standard did not have a significant impact on the Company’s fianancial statements results of operations and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The  the adoption of SAB 108 did not have a significant impact on the Company’s  financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows

BUSINESS

History

The Company, through its E360 Subsidiary, is engaged in the internet media distribution and content management industry.  GEN2Media Corporation was formed on May 1, 2007 under the laws of the State of Nevada. The Company maintains one operating subsidiary, E360, LLC, which is a Limited Liability Company organized on July 21, 2006 under the laws of the State of Florida.

Our Products

The company has produced five products.  E360live.com is a website for consumers.    We produce an in-store network that uses our delivery platform and content.  We provide media management for other companies or providers.  We also offer full production services that are utilized both for our own content, and for clients that cannot produce their own content. What revenue has been generated to date has been received from providing production and development of online content and delivery, via our media player, to corporate customers and clients of the Company. We have not generated any significant revenue from advertising on our site at this time, and we have not yet implemented any in- store TV networks for any customers at this time, therefore, we have received no revenue to date from that product or program.

The Company operates E360Live.com, which is an online digital television service providing multi-channel video programming. The E360Live Network provides subscribers with access to a vast array of channels featuring digital-quality video that is transmitted directly to the subscriber via internet at anytime and to any mobile device with Internet service. Subscribers may watch pre-programmed channels or create their own channels by selecting from E360Live’s vast list of content of over 15,000 music videos, television shows, movies, sports, events, concerts, and exclusives. The majority of the content we have are music videos.  The licensing agreements vary with each piece of content, some use a revenue sharing model, some are buyout agreement, and some are Interactive Broadcast License version 2.0,    The Company produces much of its content in house (in its own studio) which allows the company to produce its own content at a fraction of the cost of outsourcing production of such content.  Therefore, production of music videos, concerts, television shows and documentaries can be efficiently and economically, and this gives the company a competitive advantage over similar providers because it is a “one stop shop” which can produce, package and deliver the content (using its own proprietary media player) in a customized fashion to the client, digitally via the internet, which is a much less costly and more efficient means of delivering this type of content to the market.  Most of this content would be produced for advertisers and/or business partners. One such program is already contracted for by a major food and beverage company. This client  has engaged the company to produce a magazine type show to advertise its products.  This show will be produced within the company’s own production facilities utilizing its equipment and personnel.  Concerts, specifically produced for the company’s website, can also be filmed and produced within the company’s facilities. To date, almost 100% of the content on the Company’s site was not produced by the Company, rather was licensed for distribution by third parties. Our plan was to launch our site first, and to show to our potential customers what our technology does, and then utilize that site as a sales and marketing tool to develop partnership agreements with larger corporate customers, which would include the delivery of our media player, our licensed content, and our in-house produced content in a single bundled contract.

Currently, we have 8800 users registered to the e360live.com website.  In addition, our publisher network has over 40,000 users per month.  Our service is free for the end-user, however as we finalize agreements with content providers, we will provide premium content that will be available at an additional cost.

Through proprietary technologies, the E360Live platform can be licensed to service providers or used directly by end-users. E360Live may serve as an alternative to satellite, terrestrial and cable transmission. Our technology is made up of three parts. Media Compression Techniques, Media Management Techniques, and a Media Distribution Platform.   Media Compression Techniques, Media Management Techniques and a Media Distribution Platform are vital to the company’s success.  The company utilizes all three of these methods in its business.  Media Compression Techniques are used to compress the size of digital content to allow its transmission over the internet.  Media Management Techniques are cataloging techniques used to catalog and tag a large pool of media files in order to maximize the searching capabilities for the end user to locate the specific file they are searching for.  The Media Distribution Platform is the method that allows the programming to travel from the site to the end user.

We have applied for patents on our technology and techniques.  A provisional patent application was filed in January 2007.  Provisional patents are essentially placeholders to preserve priority dates for patent applications. Thereafter, a utility patent application was filed, and that is the application that is currently on file with the Patent and Trademark Office, which is currently being prosecuted. The patent applications will publish eighteen months after their priority date. Since the Company’s priority date is January 24, 2007, the application will be published July 24, 2008.  At that point, the application will be available for public review and inspection. The Company currently does not have any pending trademark applications.

Recent Developments

The Company previously sold the Shares in the Private Placement or to consultants or service providers, all of which constitute the Selling Shareholders. The Private Placement in the amount of $999,500 to 23 accredited investors and 20 unaccredited investors, which occurred from May 19, 2007 through November 16, 2007, included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company, which received an aggregate of 4,000,000 shares, consisting of 2,000,000 shares of common stock and 2,000,000 options, under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received 700,000 shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

We are in the process of seeking to acquire content from multiple vendors, one of which is Image Entertainment.  Preliminary agreements are in place and will be executed once funding becomes available.  The Company estimates to have over 15,000 videos in its library. We would be providing these videos as a pay-per-download basis or finding advertisers to buy out a show and provide the download for free.   We have not been legally able to undertake any financing effort during the pendency of our Registration Statement with the SEC, however, we will likely undertake additional financing efforts in the future for the purpose of funding growth of the Company, acquisition of additional content, and for working capital. However, there can be no assurance that additional capital will be available for the Company at such time, and on what terms such capital may be available.

Current Contract Backlog as of June, 2008

1.
Two of the three principals are being flown to Dubai in June at the potential customer’s expense in connection with a consulting engagement concerning DubaiLand which is a large Disney-like development being built in Dubai. Management is hopeful that a contract will be signed during this visit for a consulting contract of $450,000 to be earned over three months (July, August, and September). Besides consulting, this project could potentially generate a long term revenue sharing relationship.

2.
The  project with HOT97 is currently functioning . The revenue to be produced by way of advertising revenue sharing should average $20,000 per month beginning in July, 2008 for an indeterminate amount of time. This contract is signed and in place.

3.
A contract with Tribune Media relative to a new show on the internet is close to being executed. This would produce a revenue of $250,000, $50,000 to be paid upon signing of the contract and $20,000 to be paid on a monthly basis over ten months.  There is an anticipated start date of July 2008.

4.
Another contract with Emmis is close to being signed in connection with a radio station in New York (101.9 CLASSIC ROCK). This would produce $20,000 per month of revenue beginning approximately September of 2008.

Industry Overview

The internet has matured into the communications medium and platform that is integral to the fabric of our day-to-day life. It has revolutionized the way people and businesses communicate while fundamentally shifting the economy, driving it towards a virtual marketplace with a global reach. Consumers are bored with the limits of traditional entertainment outlets, they want choices, options and the ability to watch and listen to exactly what they crave, when and where they choose to, and with the widespread adaptation of broadband consumers are seeking online content.

Market Opportunity

Management believes that the consumer demand for accessing music videos, movies, TV shows and other video online is driving online video sites to grow quickly.

According to Akamai’s net usage index for digital music report, available at http://www.akamai.com/html/technology/nui/music/index.html, global music sites collectively reach a daily peak of 786,000 visitors per minute. The aforementioned website, and its content, is not intended to be a part of this prospectus and investors should not rely on information available at such site.

E360Live provides opportunities for artists to build exposure at what management believes to be a reduced cost. Major labels spend over $850,000 on radio, TV and in-store promotion on making a new artist a household name. E360Live will allow artists to reach a vast array of their potential fans at a reduced cost.

New Challenges for Traditional Media

Technologies have changed certain aspects of consumer patterns, and new generations of consumers have become desensitized to ‘traditional’ marketing tactics. It is based on this premise that the Company’s management believes that  the “pull” of broadband television is replacing the “push” of traditional broadcast television. We believe that marketers are losing confidence in TV advertising, and the impact of traditional advertising has been lessened by such technological advances as the Internet, satellite radio, TiVo, video games, video on demand, internet & DVDs. With today’s fragmented American demographic, we believe that blanket targeting of the past is inefficient and costly. Contextual and behavioral marketing is effective and a strong alternative for today’s marketer.

Strategy

Operating Strategies

The E360Live Solution is to offer entertainment and useful information to consumers, where they live, work and play by using a proprietary “TV Network” infrastructure and technology. E360Live will deliver multiple channels of music, movies, news, and ring-tones in all genres. We will also provide interactivity down to frames and seconds, which will be user-selected content that allows users to either watch our custom channel, or create their own content, schedule it and watch at their convenience.

We aim at providing users the ability to buy the content, or other related lifestyle products and to blend the “stickiness” of television with the interactivity of internet. The Company further aims to provide access to a vast selection of interactive programs, whereas traditional TV can only offer limited choices with no interactivity. We further aim to provide advertisers an effective way to reach their market. Our products will provide user-driven entertainment and useful information for users  which the Company hopes will create more consumers for the advertiser, and ultimately advertising revenue for us.

Growth Strategies

Management intends to continue developing effective consumer targeting via the Company’s platform, which is focused on providing   sponsors with a pre-qualified demographic. With the proliferation and advances in storage and display technology, we intend to continue to offer the highest quality video online at lower prices.   The Company’s principals have specific and unique experience working within this highly specialized area within entertainment and production industry.  This experience, coupled with the company’s CONTROL OF ITS OWN production facilities and equipment, allows the company to produce its own content and/or utilize its own facilities to produce content for its vendors, without having to subcontract additional vendors and/or venues at additional costs.

Channel Partners and Licensing Agreements New Shops

The Company will seek to license its patent-pending technology to users and channel partners.

Employees

As of the date of this prospectus, we have 8 full-time employees and 1 employee working part-time in the management, operations and maintenance of the Company.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report To Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required. Currently, the Company does not expect to file a 1934 Act registration statement. Accordingly, and because at this time we are not going to be registered under the Securities Exchange Act of 1934, we will not be subject to proxy rules or Section 16 of the 1934 Act, until such time as we do file 1934 Act registration statement.

Property

The Company and E360, LLC currently leases office space at 2295 S. Hiawassee Road, Suite 414, Orlando, FL 32835. The Company currently pays monthly rent of $3,710 per month pursuant to a 12 month lease, effective November 1, 2007.  The Company also is leasing warehouse space for which it pays $500 per month on a month to month basis.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of November 1, 2007. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Mary A. Spio	34	President, Director and CEO
Mark Argenti	35	Secretary, Director and Chief Creative Officer
Richard Brock	53	Chief Financial Officer
Ian McDaniel	33	Treasurer, Director and Chief Technology Officer

Mary A. Spio, President, Director and Chief Executive Officer

Ms. Mary A. Spio is our Chief Executive Officer, and has served as E360, LLC’s Managing Member from July 12, 2006 to May 1, 2007. From July 2004 through July 2006, Ms. Spio was a founding member and Chief Executive Officer of Next Galaxy Media where she patented Customer Engagement and Demographic Targeting Technology inventions. Ms. Spio served as a freelance consultant from January 2002 through December 2004. Ms. Spio holds a Master of Science in Electrical Engineering and Computer Science, Global Innovation Management from Georgia Institute of Technology and Bachelor of Science in Electrical Engineering from Syracuse University.

Mark Argenti, Secretary, Director and Chief Creative Officer

Mr. Mark Argenti has served as E360, LLCs Secretary, Director and Chief Creative Officer since July 12, 2006. Mr. Argenti is also the co-founder of Media Evolutions since April 2000. Media Evolutions, Inc. is owned and operated by Mr. Argenti and Mr. Ian McDaniel,  Mr. Argenti has directed, produced, and created cutting edge imagery using industry standard graphic and editing tools for many of today’s biggest names in entertainment.

Richard Brock, Chief Financial Officer

Mr. Richard Brock has been serving as our Chief Financial Officer since 2007. Mr. Brock also serves as the Chairman of the Board of The LBA Group, where he has served in such capacity since 2000. Prior to that, Mr. Brock practiced public accounting at The LBA Group since 1976 and has been a partner there since 1987. Mr. Brock has extensive experience in business and financial matters as he is the CPA and business consultant to numerous businesses and individuals. Mr. Brock received his BSBA from the University of Florida in 1975 and became a certified public accountant in 1976.

Ian McDaniel, Treasurer, Director and Chief Technology Officer

Mr. Ian McDaniel has served as our Treasurer, Director and Chief Technology Officer since July 12, 2006. Mr. McDaniel is also the co-founder of Media Evolutions, where he has been involved since April 2000, and has worked in the entertainment industry for over 15 Years in a variety of media production roles. Mr. McDaniel has worked as an audio and video editor, video automation engineer, and video signal quality control engineer for numerous celebrities.

Employment Agreements

The Company has entered into separate employment agreements (the “Agreements”) with three of its executive officers, namely, Ms. Mary Spio, Mr. Ian McDaniel, and Mr. Mark Argenti.

Per the terms of the Agreements, the executive officers shall serve for a 5-year term. The executive officers shall receive a base salary of $65,000 per year, at such time as the Company attains profitability. In addition to the Base Salary, the executive officers shall be entitled to cash compensation, paid annually, equal to 3% of the net profit of the Company, as determined by the year-end audited financial statements. However, there shall be a cap on all cash compensation received by the executive officers for any fiscal year of $150,000 in the aggregate, including base salary and incentive bonus. The executive officers shall be entitled to participate in the equity compensation plans established from time to time by the Company based on performance and profitability, and as awarded by the Board of Directors and Compensation Committee. The executive officers shall receive an initial stock option grant of 666,667 shares, exercisable at any time during the life of the agreement, with an exercise price of  $0.05 per share. The Company may terminate the Agreement upon written notice to the executive officers at any time for “Cause” in accordance with the procedures provided in the Agreement.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that the Company has paid or that has accrued on behalf of Company’s chief executive officer and other executive officers with annual compensation exceeding $100,000 from inception to March 31, 2008. No officers have received more than $100,000 in compensation during this time periods.

Name & Principal Position	Inception to 3/31/08	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mary A. Spio,		$61,654			$4,386				$65,040
Chief Executive Officer

Mark Argenti,		$66,927			$4,386				$71,313
Chief Creative Officer

Ian McDaniel,		$57,715			$4,386				$62,101
Chief Technology Officer

(1) pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued 666,667 options at $0.05 per share to each of the Company’s executive officers. The value of the option awards was determined under all the assumptions underlying the Black-Scholes model assuming the value of the stock to be $.10 per share,  volatility of 75% and a risk free rate of 4.01%. Those inputs were then applied to the strike price and the term of the options to determine the market value of the options.

OPTIONS/SARs GRANTS DURING LAST FISCAL YEAR

None.

DIRECTOR COMPENSATION

The Company’s directors currently serve without compensation.

Business Advisory Board

The Business Advisory Board is composed of three select individuals who all have significant business expertise that the company relies on. Mr. Tom Hansen is a successful entrepreneur that has very strong relationships with many potential business partners for the company. Mr. Hansen has introduced us to potential partnerships with Microsoft, Sprint, Stanton Capital and others, and is working to get contracts in place with these companies. Mr. Tom Morris is a former V.P of Sears, and is also a former owner of one of the largest newspaper advertising companies in the U.S., and Mr. Morris has advised the company in a number of areas of business development, management and marketing.  Mr. Doug Nagel is a very experienced business owner and entrepreneur, with a background in banking and finance. Mr. Nagel is also a part owner of an investment bank, and has strong contacts in investment banking, finance and has significant experience as a long time investor in public companies.

Mr. Morris and Mr. Hansen have received options to purchase 2 million shares each at 5 cents per share. Mr. Nagel has the option to purchase 1 million shares at 5 cents per share. Mr. Morris and Mr. Hansen both live in Orlando and so they are more actively involved in helping the company, whereas Mr. Nagel lives in South Florida and Michigan, and he is less involved, therefore, Mr. Morris and Mr. Hansen have received more options, and also have play a larger role in advising the company.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Tom Hansen			$184,000				184,000

Tom Morris			$184,000				184,000

Doug Nagel			$92,000				92,000

(1) Pursuant to the Company’s action by written consent, dated October 25, 2007, the Company issued (i) Mr. Tom Hansen options to purchase 2,000,000 shares of the Company’s common stock at $0.05, (ii) Mr. Tom Morris options to purchase 2,000,000 shares of the Company’s common stock at $0.05, and (ii) Mr. Doug Nagel options to purchase 1,000,000 shares of the Company's common stock at $0.05. Mr. Morris and Mr. Hansen are serving 2-year terms on the advisory board, while Mr. Nagels is serving a 1-year term. These gentlemen act in a non-official advisory capacity to the Company, on an as needed basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 such shares have been paid for at $0.10 in connection with the Private Offering; the balance of the shares were issued by the Company in consideration of consulting services rendered. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.   The fair market value of these options was expensed as professional services in October, 2007.

Vanguard capital, LLC, a consultant to the company, received options to purchase 2 million shares for $.01 per share under the terms of the consulting agreement with the company. These options have an intrinsic value of $164,000 for financial statement reporting purposes.

Sichenzia, Ross, Friedman & Ference, LLP, the securities’ law firm for the Company received 700,000 shares of the Company stock in connection with legal services to the Company.

The Company leases office space from an entity owned by Mr. James Byrd.  The company currently pays monthly rent of $3,710 per month pursuant to a 12 month lease, effective November 1, 2007. The lease is cancellable upon 30 days notice.

The Business Advisory Board is composed of three individuals, Mr. Nagel, Mr. Hansen and Mr. Morris.  The individuals have received options with an intrinsic value of $90,000 relative to their services to the company on the advisory board.

Of the 49,131,987 shares outstanding, 15,838,562 shares are held by non-affiliates. The company has $166,809 worth of current liabilities due to related parties. These obligations are non-interest-bearing and have no fixed payment terms.

The $166,809 of current liabilities due to related parties includes $146,255 payable to Media Evolutions, Inc., $20,000 due to Next Galaxy Media and $374 due to Mark Argenti and $180 due to Ian McDaniel.  Mark Argenti and Ian McDaniel currently serve as officers of the Company and are two of the three principal officers of the Company.  Their loans to the company are non-interest bearing.  Media Evolutions, Inc. is a Company in which Mark Argenti and Ian McDaniel are shareholders.  This non-interest bearing loan was made for operating expenses of the Company. Ms. Mary Spio, the Company’s Chief Executive Officer, is the principal shareholder of Next Galaxy Media.  This non-interest bearing loan was made for operating expenses of the Company .

Each of the three principal officers (Mr. McDaniel, Mr. Argenti and Ms. Spio) have been granted options to buy 666,667 shares of the Company’s stock.  These options have an intrinsic value of $17,333 for each of the three. These options vest over five years as part of their employment relationship.

As disclosed above, the Company procured a secured bridge loan (the “Loan”) from three separate parties (the “Lenders”) in April 2008, for an aggregate amount of $75,000. The Lenders are Tom Hansen, Blue Ridge Services, L.P., and Richard Brock. Richard Brock, the Company’s Chief Financial Officer, is the father-in-law of Ian McDaniel, the Company’s Treasurer and Chief Technology Officer.  Mr. James Byrd, Jr., the principal of Blue Ridge Services, L.P., Mr. Richard Brock and Mr. Tom Hansen have each lent $25,000 to the Company.  A copy of the promissory note is attached as an exhibit to this registration statement. The Loan is a term-loan, secured by the assets of the Company and its subsidiary, and personally guaranteed by Mary Spio, Mark Argenti, and Ian McDaniel, three officers of the Company, as well as the Company and its subsidiary’s assets. Interest only payments are to be made under the loan on a monthly basis. The loan is payable at the rate of 12% per annum, and is due on April 1, 2009. The loan may be prepaid at any time without penalty. Please see the section Certain Relationships and Related Party Transactions for further information

Shares purchased by related parties as defined by Regulation S-K Item 404 in the 2007 private placement are as follow:

Related Person	Number of Shares Purchased	Consideration Paid

Mr. Jim Byrd, Jr.	1,000,000	$100,000
Mr. Doug Nagel	1,000,000	$100,000
Mr. Tom Hansen	2,000,000	$200,000
Mr. Tom Morris	2,000,000	$200,000
Mr. Harry W. McDaniel	10,000	$1,000
Ms. Donna McDaniel	10,000	$1,000
Ms. Layla McDaniel	10,000	$1,000
Mr. Richard Brock	150,000	$15,000
Ms. Janice Brock	10,000	$1,000
Mr. Daniel Brock	10,000	$1,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of and percent of the Company's common stock beneficially owned by:

•	all directors and nominees, naming them,
•	our executive officers,
•	our directors and executive officers as a group, without naming them, and
•	persons or groups known by us to own beneficially 5% or more of our Common Stock or our Preferred Stock having voting rights:

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on May 15 , 2008,  and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of   May 15 , 2008, . Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our capital stock owned by them.

Name and address of owner	Title of Class	Capacity with Company	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Mary Spio c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Executive Officer	11,017,809	22.4%

Mark Argenti c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Creative Officer	11,017,808	22.4%

Ian McDaniel c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Chief Technology Officer	11,017,808	22.4%

Vanguard Capital, LLC/Blue Ridge Services, L.P (3) c/o Gen2Media Corporation, 2295 S. Hiawassee Rd., Suite 414 Orlando, FL 32835	Common Stock	Consultant	4,650,000	9.5%

Richard D. Brock 8456 Granada Blvd, S Jacksonville, Florida 32207	Common Stock	Chief Financial Officer	160,000.3%

Mr. Tom Hansen 6309 Greatwater Drive Windermere, FL 34786	Common Stock	Business Advisory Board Member	2,553,425	5.2%

Mr. Tom Morris 5305 Islewoth Country Club Drive Windermere, FL 34786	Common Stock	Business Advisory Board Member	2,553,425	5.2%

All Officers and Directors As a Group (4persons)	Common Stock		33,213,425	67.6%

(1)  This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2) Applicable percentage ownership is based on 45,195,000 shares of Common Stock outstanding as of May 15, 2008, together with securities exercisable or convertible into shares of Common Stock within 60 days of May 15, 2008, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of May 15, 2008, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)   Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership. The managing member of Vanguard Capital, LLC is Mr. James Byrd, Jr. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd. Vanguard Capital, LLC beneficially owns 4,150,000 shares and Blue Ridge Services, L.P. is the beneficial owner of 500,000 shares.
(4) Mr. Tom Hansen and Mr. Tom Morris, members of our Business Advisory Board, each beneficially own 2,553,425 shares of the Company’s common stock, or 5.2% each. Mr. Morris’s shares include those owned by Morris Realty, Scott Morris and Julie Morris, children of Mr. Tom Morris. Mr. Hansen and Mr. Morris each purchased 2,000,000 shares of the Company’s common stock at $0.10 per share, and in connection with their advisory board services, each received 2,000,000 stock options, which are not being registered pursuant to this registration statement.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.001 par value per share. As of May 15, 2008, there were 49,131,987 shares of common stock issued and outstanding held by 55 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The selling shareholders will offer their shares at $.50 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder (x)	Shares of Common Stock Included in Prospectus (v)	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After Offering (iii)
Blue Ridge Service, LP (vi)	250,000	500,000	1%	--	--
Vanguard Capital, LLC (vi)	250,000	4,150,000	8.4%	3,900,000	7.9%
John Schoene	450,000	900,000	1.8%	--	--
Bausman, Paula	12,500	25,000	*	--	--
Byrd, Sr. James	20,000	40,000	*	--	--
Byrd, Patricia (xi)	25,000	50,000	*	--	--
Byrd, Tucker (xii)	125,000	250,000	*	--	--
Cohn, Marshall	12,500	25,000	*	--	--
Ginther, Donnalyn	5,000	10,000		--	--
Hansen, Tom (vii)	1,000,000	2,553,425	5.2%	1,553,425	3.2%
Morris Realty (xv)	500,000	1,553,425	3.2%	1,553,425	3.2%
Portmann, Linda B. (xiii)	75,000	150,000	*	--	--
Riddle, Rebecca	12,500	25,000	*	--	--
Uricchio, Joe and Pauli (xiv)	125,000	250,000	*	--	--
Leasure, Ed	50,000	100,000	*	--	--
Morgan, John	125,000	250,000		--	--
Morris, Julie (xvi)	250,000	500,000	1%	250,000	.5%
Morris, Scott (xvi)	250,000	500,000	1%	250,000	.5%
Argenti, Maria	5,000	10,000	*	--	--
Argenti, Jeanine	5,000	10,000	*	--	--
Argenti, Peter	5,000	10,000	*	--	--
Wykle, Melissa	5,000	10,000	*	--	--
Lang, Erin	5,000	10,000	*	--	--
Milien, Marie	5,000	10,000	*	--	--
Shoucair, Richard	5,000	10,000	*	--	--
Richard, Kevin	5,000	10,000	*	--	--
Wallis, Steven	5,000	10,000	*	--	--
Shirley, Paul	5,000	10,000	*	--	--
McDaniel, Harry W. (xvii)	5,000	10,000	*	--	--
McDaniel, Donna (xvii)	5,000	10,000	*	--	--
McDaniel, Layla (xviii)	5,000	10,000	*	--	--
Ward, Christopher	10,000	20,000	*	--	--

Ward, Joyce	5,000	10,000	*	--	--
Harris, Kevin	5,000	10,000	*	--	--
Monreal, Ken	5,000	10,000	*	--	--
Ward, Larry	5,000	10,000	*	--	--
Brewer, Jennifer	5,000	10,000	*	--	--
Badie, Roy	5,000	10,000	*	--	--
Badie, Mark	5,000	10,000	*	--	--
Wassell, Donna	50,000	100,000	*	--	--
Morrow, Tim	5,000	10,000	*	--	--
Sanchez, Ramon	5,000	10,000	*	--	--
Leicht, Craig	5,000	10,000	*	--	--
Sichenzia, Ross et. al. (viii)	139,000	700,000	*	--	--
Dan Valladao	75,000	150,000	*	--	--
Paula Bausman	50,000	100,000	*	--	--
Jonathan Keyser	50,000	100,000	*	--	--
Doug Nagel (vii)	500,000	1,276,712	2.6%	776,712	1.6%
OIC Nominees, Ltd. (xix)	500,000	1,000,000	2.1%	500,000	1.0
Bill Corbett	100,000	200,000	*	--	--
Mike Jacks	100,000	200,000	*	--	--

Total	5,226,500	16,078,562		--	--

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time).

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 49,131,987 shares issued and outstanding as of May 15, 2008, including options exercisable within 60 days of May 15, 2008.

(iii) Assumes that all securities registered will be sold.

(iv) and (vi) Number of shares consists entirely of shares of common stock of the Company.

(v) Number of shares includes shares issued to the selling stockholders in connection with the Private Offering. There were a total of 9,995,000 shares of the Company’s common stock issued to purchasers in the Private Offering at $0.10 per share. In addition, there were a total of 4,700,000 shares issued to persons for services provided to the Company, including 4,150,000 shares Issued to Vanguard Capital, LLC as a result of a 2 year business consulting agreement with the Company and 700,000 issuable to the law firm of Sichenzia, Ross, Friedman Ference LLP which received 700,000 shares for legal services provided to the Company. All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering.

(vi) Blue Ridge Services, L.P. and Vanguard Capital, LLC are under common ownership by Mr. James Byrd, Jr. Vanguard Capital, LLC provides consulting services to the Company and Blue Ridge Service, LP is currently leasing office space to the Company. The managing member of Vanguard Capital, LLC is Mr. Byrd. who is also the managing member of Blue Ridge Services, LLC, a general partner of Blue Ridge Services, L.P, which is owned principally by a family trust of Mr. Byrd’s. Blue Ridge Services, L.P. and Vanguard Capital, LLC, collectively, beneficially own 4,650,000 shares of the Company’s common stock, or 8.5%. 1,000,000 of such shares have been paid for at $0.10 in connection with the Private Offering, and such shares are being registered pursuant to this registration statement; the balance of the shares were issued by the Company in consideration of professional  services rendered, and are not being registered at this time. Specifically, 2,000,000 shares were issued in connection with a consulting agreement by and between the Company and Vanguard, of which 350,000 shares have been transferred by Vanguard in private transactions. Further, Vanguard cancelled certain cash-compensation consulting provisions, and an additional 2,000,000 shares were issued by the Company to Vanguard, which were taken in the form of stock options by Mr. Byrd. The shares underlying such options are not being registered in this registration statement.

(vii) Mr. Doug Nagel, Mr. Tom Hansen and Mr. Tom Morrison are members of the business advisory board.

(viii) Such shares have been issued to Sichenzia Ross Friedman Ference LLP in consideration of legal services rendered. Marc Ross is the natural person who exercises voting control over Sichenzia Ross Friedman Ference LLP

(iv) None of the selling stockholders are broker dealers

(x) James Byrd, Sr. is the father of James Byrd, Jr.

(xi) Patricia Byrd is the sister of James Byrd, Jr.

(xii) Tucker Byrd is the cousin of James Byrd, Jr.

(xiii) Linda Portmann is the sister of James Byrd, Jr.

(xiv) Joe and Pauli Uricchio are the father-in-law and mother-in-law of James Byrd, Jr.

(xv) Morris Realty is owned by Mr. Tom Morris, a member of the business advisory board.

(xvi) Julie Morris and Scott Morris are the children of Mr. Tom Morris, a member of the business advisory board.

(xvii) Harry W. McDaniel and Donna McDaniel are the mother and father of Ian McDaniel, the Company’s treasurer and chief technology officer.

(xviii) Layla McDaniel is the spouse of Ian McDaniel, the Company’s treasurer and technology officer.

(xix) Mr. Paul Brown is the natural person who exercises voting control over OIC Nominees, LTD.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
• facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately-negotiated transactions;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently included for annotation on the Over the Counter Bulletin Board (“OTCBB”), and there is no pulic trading market. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of May 1, 2008 , the approximate number of stockholders of record of the Common Stock of the Company was 55. Vanguard capital, LLC, a consultant to the company, received options to purchase 2,000,000 shares for $.01 per share under the terms of the consulting agreement with the company. These options have an intrinsic value of $164,000 for financial statement reporting purposes. The Business Advisory Board is composed of three individuals, Mr. Nagel, Mr. Hansen and Mr. Morris.  The individuals have received options to purchase 5,000,000 shares for $.05 per share. These options  have an intrinsic value of $90,000 and were issued relative to their services to the company on the advisory board. Each of the three principal officers (Mr. McDaniel, Mr. Argenti and Ms. Spio) have been granted options to buy 666,667 shares of the Company’s stock.  These options have an intrinsic value of $17,333 for each of the three. These options vest over five years as part of their employment relationship.

Pursuant to Regulation S-K item 201(a)(2)(ii), as of May 1, 2008, the Company has agreed to register 10,875,000 shares of its common stock under the Securities Act for sale by security holders

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Sichenzia Ross Friedman Ference LLP has been issued 700,000 shares of the Company’s common stock in consideration of legal services rendered. The sale by Sichenzia Ross Friedman Ference LLP of all 700,000 shares issued to it is being registered pursuant to the registration statement of which this prospectus is a part of.

EXPERTS

The consolidated balance sheet of Gen2Media Corporation and its subsidiary  for the fiscal year ended June 30, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from inception (July 21, 2006) to June 30, 2007 appearing in this prospectus and registration statement have been so included in reliance on the Report of Cross, Fernandez & Riley, LLP an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York.

Gen2Media Corporation
and Subsidiary
(A Development Stage Company)

Consolidated Financial Statements
For the Period from July 21, 2006 (Date of Inception)
Through June 30, 2007

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Independent Auditor’s Report

To the Board of Directors and Management
Gen2Media Corporation
Orlando, Florida

We have audited the accompanying consolidated balance sheet of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007 and the related consolidated statements of operations and retained earnings, shareholders' deficit, and cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of  expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gen2Media Corporation and Subsidiary (a development stage company) as of June 30, 2007, and the results of their operations and their cash flows for the period from July 21, 2006 (date of inception) through June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered losses from operations and has cash needs in excess of its resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cross, Fernandez & Riley, LLP

Orlando, Florida
November 9, 2007, except as to Note 9,
which is as of February 25, 2008

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Balance Sheet

June 30,	2007

Assets

Current:
Cash and cash equivalents	$321,497

Total current assets	321,497

Furniture and equipment:
Computer equipment	36,764
Office furniture and fixtures	7,302

44,066
Less: Accumulated depreciation	(3,521)

Net furniture and equipment	40,545

Intangibles:
Website platform	397,158
Patents	8,754

Other assets:
Deposits	18,381

Total intangibles and other assets	424,293

$786,335

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$54,042
Accrued expenses	25,921
Due to related parties	5,069

Total current liabilities	85,032

Notes payable to related parties	120,000

Total liabilities	205,032

Minority interest	380,651

Stockholders’ equity:
Common stock, $.001 par value; 100,000,000 shares authorized; 41,695,000 issued and outstanding	41,695
Additional paid-in capital	903,142
Deficit accumulated during the development stage	(644,185)
Subscription receivable	(100,000)

Total stockholders’ equity	200,652

$786,335

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Operations

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Revenues	$–

Operating expenses	644,034

Minority interest in loss of subsidiary	(21,449)

Net loss	(622,585)

Net loss to common shareholders	$(622,585)

Basic net loss per common share	$(0.02)

Weighted averages shares outstanding	38,915,114

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Shareholders’ Deficit

	Class A Common Stock		Additional Paid-In	Deficit Accumulated During Development
	Shares	Amount	Capital	Stage	Total

Balance at July 21, 2006 (date of inception)	–	$–	$–	$–	$–

Common stock issued to employees in stock exchange on May 17, 2007 (Note 6)	32,500,000	32,500	(7,163)	–	25,337

Common stock issued for professional services on May 17, 2007	2,000,000	2,000	198,000	–	200,000

Common stock issued in private placement in June 2007 (Note 6)	7,195,000	7,195	712,305	–	719,500

Common stock subscribed at June 2007	–	–	(100,000)	–	(100,000)

Distributions to shareholders	–	–	–	(21,600)	(21,600)

Net loss	–	–	–	(622,585)	(622,585)

Balance at June 30, 2007	41,695,000	$41,695	$803,142	$(644,185)	$200,652

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

Consolidated Statement of Cash Flows

For the Period From July 21, 2006 (Date of Inception) Through June 30,	2007

Cash flows from operating activities:
Net loss	$(622,585)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	3,521
Common stock issued for services	200,000
Minority interest in loss of subsidiary	(21,449)
Net changes in:
Due to related parties	5,069
Accounts payable and accrued expenses	79,963

Net cash used by operating activities	(355,481)

Cash flows from investing activities:
Investment in website platform	(397,158)
Investment in patents	(8,754)
Increase in deposits	(18,381)
Purchase of furniture & equipment	(44,066)

Net cash used by investing activities	(468,359)

Cash flows from financing activities:
Contribution by minority interest	402,100
Proceeds from common stock issuance	644,837
Repayments on related party notes payables	(80,000)
Loans from related parties	200,000
Distributions to shareholders	(21,600)

Net cash provided by financing activities	1,145,337

Net increase in cash and cash equivalents	321,497

Cash and cash equivalents, July 21, 2006	–

Cash and cash equivalents, June 30, 2007	$321,497

Supplemental cash flow information:
Non-cash investing activities:
Issuance of notes payable for website development	$200,000

See accompanying notes to consolidated financial statements.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

1.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

2.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

June 30,	Useful Lives	2007

Computer equipment	5 years	$36,764
Office furniture and equipment	7 years	7,302

		44,066
Less accumulated depreciation		(3,521)

Property and equipment, net		$40,545

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. These costs will be amortized when the website is placed in service.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the period from July 21, 2006 (inception) to June 30, 2007, was $38,211.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

In April 2007, an investor paid approximately $402,000 in cash for a 5% interest in E360, LLC. When Gen2Media acquired a majority interest in E360, LLC, the investor retained its 5% interest in the subsidiary.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the period ended June 30, 2007.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment , which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The Company is currently evaluating the effect, if any, the adoption of SFAS 155 will have on its financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of this standard on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a material effect on the financial position, results of operations and cash flows of the Company.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

3.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at June 30, 2007 are as follows:

June 30,	2007

Net operating loss	$249,000

Valuation allowance	(249,000)

Net deferred tax assets	$–

4.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured. Amounts outstanding under notes payable to related parties as of June 30, 2007 were $120,000, which are related to the development of the website.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

Other amounts due to related parties in the next 12 months or less approximate $5,000 for short-tem loans made to the Company in December 2006.

There were employee advances at 09/30/07 of $5,000 to Ian McDaniel, $5,000 to Mark Argenti, $5000 to Mary Spio, and $7,931 to other employees for a total of $22,931.

5.	Commitments
Leases

The Company subleases office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month.  Rent expense paid under this lease for the period from July 21, 2006 (inception) to June 30, 2007 totaled approximately $32,000.

Consulting Agreement

On April 1, 2007, the Company entered into an agreement with Vanguard, LLC, to assist it in developing a business and capital strategy for the Company. The agreement provides for a term of two years. The Vanguard Agreement provides as an incentive two million shares of Class A common stock and a $5,000 monthly consulting fee.  As of June 30, 2007, the Company had incurred $10,000 in cash consulting fees and issued the two million shares to Vanguard. The fair market value of the 2,000,000 shares ($200,000) was recorded as professional services expense.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

6.	Capital Stock
The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the net proceeds of $644,837 to fund the development of the E360 Live website.

As part of the Company’s private placement described above, one investor committed to purchase 2 million shares of common stock for $200,000 prior to June 30, 2007. As of June 30, 2007, the investor had remitted $100,000. The remaining $100,000 was remitted after year-end.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

7.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

Fiscal Year Ended June 30,	2007

Net operating loss	$(622,585)

Weighted average shares outstanding - basic	38,915,114

Basic net loss per common share	$(0.02)

8.	Subsequent Events
On July 10, 2007, the Company’s website was launched.

On October 18, 2007, the Company approved 700,000 Class A common shares to be issued to Sichenzia, Ross, Friedman & Ference, LLP in return for legal services. The agreement also requires cash payments of $30,000 in three installments, $10,000 as a retainer, $10,000 upon the first filing of the Form SB-2 and $10,000 upon the Security and Exchange Commission’s (SEC) declaration of effectiveness of the Form SB-2 and the issuance of the 700,000 shares.

On October 25, 2007, the Company granted options for 5,000,000 Class A common shares pursuant to consulting agreements with Mr. Douglas Nagel, Mr. Tom Hansen and Mr. Tom Morris. These individuals will serve on a Business Advisory Board and assist the Company, on an as-needed basis, in developing key business strategies. The excise price is $0.05 per share.  The options vest 50% per year over two years and have a term of three years.

On October 25, 2007, the Company granted an irrevocable option and warrant for 2,000,000 shares of Class A common stock at $.01 per share to Vanguard, LLC, a consultant, in consideration for its waiver of all future cash payments due under the Vanguard, LLC agreement.  The waiver is effective October 25, 2007.  The options vest immediately and have a term or three years.

On October 25, 2007, the Company granted options for 2,000,000 shares of Class A common stock at $.05 per share to three manager directors in consideration for each of their employment agreements to serve the Company for a period of 5 years. The options vest 20% per year over 5 years and have a term of five years.

Gen2Media Corporation and Subsidiary
(A Development Stage Company)

 Notes to Consolidated Financial Statements

On October 30, 2007, the Company entered into an agreement with Veranda 414, LLC, a related party, to lease office space for term of 12 months, commencing on November 1, 2007.  The Company will pay $3,500 a month plus applicable taxes.
In October 2007, the Company sold 1,400,000 shares of its common stock for $.10 per share pursuant to a private placement of securities.

9.	Going Concern
The Company has sustained operating losses and its cash needs extend beyond its current resources. Subsequent to June 30, 2007, the Company has exhausted most of its liquidity. In addition, the Company does not have a reliable source of future funding. These factors create an uncertainty about the Company’s ability to continue as a going concern. Management’s plans to deal with these issues involve generating revenues from its website platform. The Company is currently negotiating with potential customers and anticipates entering into relationships which will generate sufficient revenues to allow the Company to continues as a going concern. The Company’s ability to continue as a going concern is dependent on the plan’s success. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

10.	Consolidated Schedule of Operating Expenses
		For the Period From July 21, 2006 (Date of inception) Through June 30 ,	2007

		Advertising	$38,211

		Depreciation	3,521

		Insurance	20,334

		Office maintenance and supplies	26,973

		Payroll	59,181

		Professional fees	243,753

		Programmers	44,260

		Rent	31,317

		Research and development expense	155,000

		Taxes and licenses	1,533

		Telephone	13,480

		Travel and entertainment	1,696

		Other operating expenses	4,775

		TOTAL OPERATING EXPENSES	$644,034

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET (UNAUDITED)
MARCH 31, 2008

Assets

Current:
Cash and cash equivalents	$5,068
Accounts Receivable	9,687
Member Advance	4,419

Total Current Assets	19,174

Furniture and Equipment:
Computer equipment	66,305
Office furniture and fixtures	7,302
73,607
Less: Accumulated depreciation	(13,269)

Net Furniture and Equipment	60,338

Intangibles:
Website platform	406,302
Patent Pending	8,754
415,056
Less: Accumulated Amortization	(101,575)

Net Intangible Assets	313,481

Total Assets:	$392,993

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable	$49,828
Accrued salaries	78,627
Due to related parties	257,310

Total current liabilities	385,765

Minority Interest	315,909

Stockholders' Deficit

Common stock, $.001 par value; 100,000,000 shares authorized;
45,195,000 issued and outstanding	45,195
Additional paid in capital	1,520,390
Deficit accumulated during the development stage	(1,874,266)

Total Stockholders' Deficit	(308,681)

Total Liabilities and Stockholders' Deficit	$392,993

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	9 Months Ended	9 Months Ended	Inception to
	03/31/07	3/31/08	3/31/08

REVENUES	$-	$66,871	$66,871

OPERATING EXPENSES	61,830	1,361,694	2,005,728

MINORITY INTEREST IN LOSS OF SUBSIDIARY		(64,742)	(86,191)

NET LOSS	(61,830)	(1,230,081)	(1,852,666)

NET LOSS TO COMMON SHAREHOLDERS	$(61,830)	$(1,230,081)	$(1,852,666)

BASIC NET LOSS PER COMMON SHARE	N/A	(0.03)	(0.04)

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT (UNAUDITED)

				Deficit
				Accumulated
	Class A		Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance at June 30, 2007	$41,695,000	$41,695	$803,142	$(644,185)		$200,652

Common stock subscription payment received	-	-	100,000	-		100,000

Common stock issued in
private placement	2,800,000	2,800	277,200	-		280,000

Common stock issued in
stock grant for services rendered	700,000	700	69,300	-		70,000

Common stock option compensation cost	-	-	270,748	-		270,748

Net loss	-	-	-	(1,230,081)		(1,230,081)

Balance at March 31, 2008	$45,195,000	$45,195	$1,520,390	$ (1,874,266)	$	(308,681)

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	9 Months Ended	9 Months Ended	Inception to
	03/31/07	3/31/08	3/31/08
Cash Flows from Operating Activities:
Net loss	$(61,830)	$(1,230,081)	$(1,852,666)
Adjustments to reconcile net loss to net cash used
by operating activities:
Depreciation		9,748	13,269
Amortization - website		101,575	101,575
Stock based compensation		270,748	270,748
Common stock issued for services		70,000	270,000
Minority interest in loss of subsidiary	-	(64,742)	(86,191)
Net changes in:
Due to related parties		132,241	137,311
Employee advances	(19,840)	(4,419)	(4,419)
Accrued Salaries		78,627	78,627
Accounts receivable		(9,688)	(9,688)
Accounts payable and accrued expenses	99,718	(30,135)	49,828

Net Cash Provided By (Used In) Operating Activities	18,048	(676,125)	(1,031,606)

Cash Flows from Investing Activities:
Investment in website platform	(397,158)	(9,144)	(406,302)
Investment in patents	-	-	(8,754)
Increase in deposits	(10,500)	18,381	-
Purchase of furniture and equipment	(31,768)	(29,541)	(73,607)

Net Cash Used In Investing Activities	(439,426)	(20,304)	(488,663)

Cash Flows from Financing Activities:
Contribution by minority interest	-	-	402,100
Capital contributions	25,338	-	-
Proceeds from common stock issuance		380,000	1,024,837
Repayments on related party notes payables	-	-	(80,000)
Loans from related parties	410,569	-	200,000
Distributions to shareholders	-	-	(21,600)

Net Cash Provided By Financing Activities	435,907	380,000	1,525,337

Net Increase (Decrease) in Cash and Cash Equivalents	14,529	(316,429)	5,068

Cash and Cash Equivalents, Beginning	-	321,497	-

Cash and Cash Equivalents, Ending	$14,529	$5,068	$5,068

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
SCHEDULE OF OPERATING EXPENSES (UNAUDITED)

	9 Months Ended	9 Months Ended	Inception to
	3/31/07	3/31/08	3/31/08

Advertising	$1,550	$43,752	$81,964

Amortization Expense		101,575	101,575

Consulting fees		297,719	297,719

Depreciation	1,573	9,976	13,497

Equipment rental		47,466	47,466

Insurance		46,486	66,820

Interest and Bank Charges	417	376	376

Internet	22,016	83,802	83,802

Office maintenance and supplies	6,344	28,747	55,720

Payroll	19,808	312,214	371,395

Professional fees	1,000	246,312	490,065

Programmers		26,965	71,225

Rent	3,721	43,249	74,566

Research and development expense	-	-	155,000

Taxes and licenses	2,210	13,274	14,807

Telephone	1,676	21,715	35,195

Travel and entertainment	359	36,497	38,193

Utilities		916	916

Other operating expenses	1,156	653	5,427

TOTAL OPERATING EXPENSES	$61,830	$1,361,694	$2,005,728

GEN2MEDIA CORPORATION AND SUBSIDIARY
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS\
(unaudited)

1.	Basis of Presentation
The unaudited financial statements have been prepared by Gen2Media Corporation (a development stage enterprise, the “Company”), in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and applicable rules and regulations of the Securities and Exchange Commission.

The accompanying financial statements contain all normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of such financial statements.  Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been omitted under such rules and regulations although the Company believes that the disclosures are adequate to make the information presented not misleading.

These unaudited financial statements should be read in conjunction with the financial statements and notes included in form SB-2 for the fiscal year ended June 30, 2007.  Interim results of operations for the nine-month period ended  March 31, 2008 may not necessarily be indicative of the results to be expected for the full year.

2.	Organization and Nature of Business
The accompanying financial statements include Gen2Media Corporation and Subsidiary (collectively the “Company”). Gen2Media Corporation has one operating subsidiary, E360, LLC (“E360”), which is a Limited Liability Company organized on July 21, 2006 under Florida Law.

E360 owns a patent-pending technology for the display of online video, and a website for consumers to watch, download or own, in a library format, music videos, television shows or feature films.

Gen2Media Corporation was formed in May 2007 under the laws of the State of Nevada to acquire a majority interest in E360.

On May 10, 2007 95% of the ownership interest in E360 was acquired by Gen2Media Corporation in a stock exchange.

3.	Summary of Significant Accounting Policies
Basis of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Gen2Media Corporation and its subsidiary E360, LLC.  All significant intercompany accounts and transactions are eliminated in consolidation.

Revenue Recognition

Revenue is recognized from advertising on E360live.com, revenue sharing related to our in-store platform and the development of micro sites for clients when services are rendered in accordance with the terms of the agreements provided that the collection of the associated receivable is reasonably assured and there are no remaining significant obligations.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of less than three months to be cash equivalents.

The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash and cash equivalents.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Depreciation is computed using straight-line methods applied to individual property items based on estimated useful lives.  The useful lives of furniture and equipment for purposes of computing depreciation are:

March 31 , 2008	Useful Lives	2008

Computer equipment	5 years	$66,305
Office furniture and equipment	7 years	7,302

		73,607
Less accumulated depreciation		(13,269)

Property and equipment, net		$60,338

Website Platform

Website platform includes capitalized costs incurred during the application and infrastructure development stage in accordance with EITF 00-02. Development of the website was completed in July 2007 and has been placed in service.  Website platform has an estimated useful life of 3 years and will be amortized over 36 months on a straight-line basis.

Advertising

The Company follows the policy of charging all advertising and promotions to expense as incurred. The amount charged to expense during the  nine months  from July 1, 2007 to  March 31 , 2008, was $ 43,752.

Minority Interest Minority interest represents the portion of the subsidiary not owned by Gen2Media Corporation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from these estimates.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the interim period ended March 31, 2008.

Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment , which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation . SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The adoption of SFAS 155 did not have a significant impact on Company’s financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of this standard did not have a significant impact on the Company’s financial statements, results of operations, and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006.  The adoption of SAB 108 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows.

4.	Income Taxes
Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The components of deferred tax assets at March 31, 2008 are as follows:

March 31 ,	2008

Net operating loss	$775,000

Valuation allowance	(775,000)

Net deferred tax assets	$–

5.	Related Party Transaction
Since inception, the Company has issued notes payable to its shareholders, directors and officers to fund its operations.  Notes payable to these related parties are unsecured, Amounts outstanding under notes payable to related parties as of March 31, 2008 were $120,000, which are related to the development of the website.  There is also another $46,809 due to a related company and two of its officers that related to working capital needs.  The notes require repayment when the Company has sufficient cash resources and have an interest rate of 0%

There is also $90,501 of accounts payable to related parties, primarily for professional services and equipment rental.

The Company pays $5,120 per month to Media Evolutions, Inc., a company owned by one of the Founders, for the use of equipment it owns.

6.	Commitments
Leases

The Company leased office space on a month-to-month basis from Media Evolutions, Inc., a company owned by one of the Founders, for $3,574 per month up until December 31, 2007.  Rent expense paid under this lease during the interim period from July 1, 2007 to December 31, 2007 totaled approximately $21,444.  The Company leased new office space from Vanguard Capital LLC, for $3,710 per month from January 1, 2008 to May 31, 2008.

7.	Capital Stock
Non-Cash Compensation Related to Stock-Based Transactions

The Company’s authorized capital stock consists of 100,000,000 shares of Class A common with a par value of $0.001.  In connection with the acquisition discussed in Note 1, three founders of the Company received a total of 32,500,000 shares of Class A common stock in Gen2Media in exchange for their 95% (9,500 member units) ownership interest in E360, LLC.

The shares are restricted until and unless the registration of said shares for resale becomes effective and may not be sold without registration under the Securities Act or pursuant to an exemption from registration. There is currently no public market for the shares.

In accordance with a registration rights agreement dated June 30, 2007, the Company intends to file an SB-2 or other similar registration statement with the Securities and Exchange Commission (“SEC”) that will include 10,000,000 shares.

In June 2007, the Company sold 7,195,000 shares of its common stock for $0.10 per share pursuant to a private placement of securities. The Company intends to use a portion of the proceeds to fund the development of the E360 Live website.

During the six months ended December 31, 2007, the Company sold 2,800,000 shares of its common stock for $.10 per share pursuant to private placements of securities.  The Company intends to use a portion of the proceeds to cover ongoing operational expenses.

On October 18, 2007, the Company approved and issued 700,000 Class A common shares to Sichenzia, Ross, Friedman & Ference, LLP in return for legal services.  The value of these shares was determined to be $.10 per shares based on recent sales of the Company’s common stock.  The expense of $70,000 was recorded as legal expenses.

On October 25, 2007, the Company granted options totaling 7,000,000 shares of Class A common stock to other individuals, including 3 members of the business advisory board and 3 manager directors of the Company for services rendered.  The value of these options at the grant date was determined to by between $.068 and $.076 per share.  These options will be expensed over their vesting period.  Amortization of these options through March 31, 2008 totaled approximately $86,748.

On October 25, 2007 the Company granted an irrevocable option and warrant for 2,000,000 shares of Class A common stock at $.01 per share to Vanguard, LLC for professional  services rendered.  The options vested immediately.  The vale of these options at the grant date was determined to be $.092 per share.  The total value of these options was $184,000 and this amount was expensed through professional services.

All of the options granted during the six months ended December 31, 2007 remain unexercised.  The exercise prices are listed below:
7,000,000 shares at $.05 per share
2,000,000 shares at $.01 per share

8.	Non-Cash Compensation Related to Stock
Effective April 1, 2006, SFAS 123R applied to new awards modified, repurchased, or cancelled after the effect date, as well as to the unvested portion of awards outstanding as of the effective date.  The Company uses the Black-Scholes option-pricing model to value its new stock option grants under SFAS 123R, applying the “modified prospective method” for existing grants which requires the Company to value stock options prior to its adoption of SFAS 123R under the fair value method and expense the value over the requisite service period.

The estimated fair value of each option grant is determined on the date of grant using the Black-Scholes option pricing model. The Black-Scholes model is dependent upon key inputs estimated by management, including the expected term of an option and the expected volatility of our common stock price over the expected term. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures.  The risk-free interest rate is based on the yield on zero-coupon U.S. treasury securities at the time of grant for a period commensurate with the expected term. The expected volatility is calculated based on the historical experience of internet related companies with a price volatility ranging from 25% to 129%.  We estimated our volatility to be 75%.

Compensation cost arising from nonvested stock granted to employees and from non-employees stock awards is recognized as expense using the graded vesting attribution method over the vesting period.  As of March 31, 2008, there was $405,252 of remaining unrecognized compensation cost related to nonvested stock.  For the nine months ended March 31, 2008, the Company’s stock-based compensation expense related to nonvested stock was $270,748.

The following table summarized the Company’s plan and non-plan stock options outstanding as of March 31, 2008, as well as activity during the nine months then ended:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding as of June 30, 2007	-	$-	-	$0
Granted	9,000,000	.04	3.0	306,000
Exercised	-	-	-	-
Forfeited or expired	-	-	-	-
Outstanding at March 31, 2008	9,000,000	$.04	3.0	$306,000

Exercisable at March 31, 2008	3,256,667	$.04	3.0	$306,000

For unit options granted during 2007 we estimated the fair value of each unit option as of the grant date using the Black Scholes option pricing model and the following assumptions:

Nine Months Ended March 31,	2008

Expected volatility	75%
Dividend yield	0.0%
Risk-free interest rate	4.1%
Expected term, in years	5.0

At March 31, 2008, the aggregate intrinsic value of options outstanding and options exercisable was $306,000 because the exercise price of 9,000,000 shares was below the market value of the underlying stock.  There were no options exercised during the nine months ended March 31, 2008; and therefore, no intrinsic value or cash received from option exercises.  During the  nine months ended March 31, 2008 , there were 9,000,000 options granted at a weighted-average exercise price of $.04 per share with weighted-average fair value of $.075 per share.

9.	Earnings per Share	The following is a reconciliation of basic net loss per common share:

NINE MONTHS ENDED MARCH 31, 2008

Net loss - basic	$(1,230,081)

Weighted average shares outstanding – basic	44,005,933

Basic net loss per common share	$(0.03)

The common stock options outstanding during the period were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

10.	Going Concern
The Company has generated limited revenues and has incurred losses of $1,852,666 since inception.  The Company faces all the risks common to companies in their early stages of development including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. The future of the Company hereafter will depend in large part on the Company’s ability to successfully raise capital from external sources to pay for planned expenditures and to fund operations.

To meet these objectives, the Company has procured a 12% interest only bridge loan in April 2008, for an aggregate amount of $75,000.  The Company, since inception, has generated limited revenues however; the Company expects to begin to realize substantial revenue beginning in June 2008.  The Company expects to generate revenues from corporate clients and partners in the way of advertising revenue, through the delivery of the client’s content, platform and technology via the internet.  The Company feels they will either receive a fee for those services, or will share in the revenue generated from the clients and partners through use of their technology.  The Company continues to seek other sources of financing in order to support existing operations and expand the range and scope of its business.  However, there are no assurances that any such financing can be obtained on acceptable terms, if at all.

11.	Subsequent Events
The Company procured a 12% interest only bridge loan (the “Loan”) from three individuals, including related parties, in April 2008, for an aggregate amount of $75,000.  The Loan is secured by all the assets of the Company and its subsidiary, and personally guaranteed by the three officers of the Company.  The loan is due on April 1, 2009, and may be prepaid at any time without penalty.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$106.92
Accounting fees and expenses	$50,000
Legal fees and expenses	$25,000
TOTAL *	$75,106.92
* Estimated

Item 26. Recent Sales of Unregistered Securities

From May 19, 2007 through November 15, 2007, the Company sold 10,000,000 shares of its common stock in the Private Placement. The Private Placement, in the amount of $1,000,000, was issued to 20 accredited investors and 20 unaccredited investors, and included up to 10,000,000 shares of the Company’s common stock at $0.10 per share.

The Selling Shareholders paid $0.10 per share for the Company’s common stock, with the exception of Vanguard Capital, LLC a consultant to the Company that received 4,000,000 shares under the terms of a consulting agreement with the Company, and Sichenzia Ross Friedman Ference LLP, which received its shares in connection with legal services rendered to the Company. The Shares are being offered for resale under this registration, and the Selling Shareholders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

In connection with the Membership Interest Purchase Agreement, dated May 1, 2007, the purchase price for 95% of the membership interests of E360, LLC (the “Purchase Price”) was paid by the issuance of a total of 32,499,999 shares of restricted, Class A Common Stock of the Company, in a tax free exchange. Said shares are restricted and shall not be tradable in any public market until such time, and unless allowed by applicable laws. Said shares were issued in the following amounts and to the following individuals: 10,833,333 to Mary Spio, 10,833,333 to Mark Argenti and 10,833,833 to Ian McDaniel, all of whom are offices and/or directors of the Company.

* All of the above  offerings  and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the securities  Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited  number of persons,  all of whom were accredited  investors,  business  associates of Gen2Media Corporation or executive officers ofGen2Media Corporation, and transfer was restricted by  Gen2Media Corporation in  accordance  with the  requirements  of the Securities Act of 1933. In addition to representations by the above-referenced persons,   we   have   made   independent   determinations   that   all  of  the above-referenced  persons were accredited or sophisticated  investors,  and that they were capable of  analyzing  the merits and risks of their  investment,  and that they understood the speculative  nature of their  investment.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation of Gen2Media Corporation*

3.2	Articles of Organization of E360 Live, LLC*

3.3	By-laws of Gen2Media Corporation*

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP (Filed herewith)

10.1	Form of Subscription Agreement and Investor suitability Representation, as of May 19, 2007*

10.2	Form of Registration Rights Agreement, as of May 19, 2007*

10.3	Form of Lock Up / Leak Out Agreement, dated May 19, 2007*

10.4	Letter Agreement by and between Greatwater Holdings, LLC and E360, LLC, dated April 9, 2007*

10.5	Membership Interest Purchase Agreement by and among certain members of E360, LLC and Gen2Media Corporation*

10.6	Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated August 1, 2007*

10.7	Amendment Number 2 to Employment Agreement by and between Gen2Media Corporation and Kim Johnson dated December 7, 2007*

10.8	Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007*

10.9	Amendment to Consulting Agreement by and between Vanguard Capital, LLC and Gen2Media Corporation, dated May 10, 2007*

10.10	Employment Agreement by and between Gen2Media Corporation and Ian McDaniel dated May 1, 2008**

10.11	Employment Agreement by and between Gen2Media Corporation and Mark Argenti dated May 1, 2008**

10.12	12% Promissory Note, dated April 14, 2008, payable to Tom Hansen, Blue Ridge Services, L.P, and Richard Brock**

10.13	Security Agreement by and between Tom Hansen, Blue Ridge Services, L.P., Richard Brock, and Gen2Media Corporation, E360, LLC, Mary Spio, Mark Argenti and Ian McDaniel**

10.14	Employment Agreement by and between Gen2Media Corporation and Mary Spio dated May 1, 2008**

21.1	List of subsidiaries of the Company*

23.1	Consent of Cross, Fernandez & Riley, LLP (Filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

*Incorporated by reference to the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on December 7, 2007.
** Incorporated by reference to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on May 14, 2008.

Item 28. Undertakings

 The undersigned Registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Orlando, Florida on July 8, 2008 .

GEN2MEDIA CORPORATION

July 8, 2008	By:	/s/ Mary A. Spio
Mary K. Spio
Chief Executive Officer
(Principal Executive Officer)

July 8, 2008	By:	/s/ Richard Brock
Richard Brock
Chief Financial Officer
(Principal financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary A. Spio	Director, President, and Chief Executive Officer	July 8, 2008
Mary A. Spio	(Principal Executive Officer)

/s/ Richard Brock	Chief Financial Officer	July 8, 2008
Richard Brock	(Principal Accounting Officer)

/s/ Mark Argenti	Director, Secretary, and Chief Creative Officer	July 8, 2008
Mark Argenti

/s/ Ian McDaniel	Director, Treasurer, and Chief Technology Officer	July 8, 2008
Ian McDaniel